NEWS RELEASE

Release Date:	Friday, April 30, 2010

Release Time:	Immediate

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports 2010 First Quarter Operating Results (unaudited)

Oneida, NY, April 30, 2010 - Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced first quarter operating results.  Net income for the three months ended March 31, 2010 was $627,000, or $0.08 diluted earnings per share, compared to $1.1 million, or $0.14 diluted earnings per share, for the three months ended March 31, 2009.  The decrease in net income during the respective first quarter periods is primarily the result of non-cash investment losses, an increase in the provision for loan losses and an increase in non-interest expenses, partially offset by an increase in net interest income, an increase in the fair value of trading securities, an increase in non-interest income and a decrease in income tax provisions. Net income from operations for the first quarter, excluded non-cash gains and losses, as referenced in the table below, was $1.3 million or $0.16 per diluted share. This compares to net income from operations for the 2009 first quarter of $1.4 million or $0.18 per diluted share.  The decrease in net income from operations was primarily due to an increase in the provision for loan losses and an increase in non-interest expense, partially offset by an increase in net interest income, an increase in non-interest income, an increase in gains from the sale of investments and a decrease in the provision for income taxes.

Key items for first quarter 2010 include:

•
The Bank remains well capitalized at March 31, 2010 with a Tier 1 leverage ratio of 7.08% and a total risk-based capital ratio of 11.04%. The Company’s average equity ratio as a percent of average assets was 9.99% at March 31, 2010 compared to 9.89% at December 31, 2009.

•
Net interest income was $4.3 million for the three months ended March 31, 2010 compared to $4.1 million for the three months ended March 31, 2009.  Net interest margin was 3.39% for the first quarter of 2010 compared to 3.56% for the first quarter of 2009.

•
Non-interest income was $5.8 million for the three months ended March 31, 2010 compared to $5.6 million for the three months ended March 31, 2009.  This increase is primarily the result of an increase of $513,000 to $4.7 million in the first quarter of 2010 compared to $4.1 million in the comparable 2009 period in revenue derived from the Company’s insurance and other non-banking operations.

•
Non-cash increase in the fair value recognized on trading securities was $139,000 for the three months ended March 31, 2010 compared to a non-cash decrease of $429,000 for the three months ended March 31, 2009.  Non-cash impairment charges of $990,000 were recorded in the first quarter 2010 on certain investment securities compared with no charge recorded in the first quarter of 2009.

•
Noninterest expense increased to $8.3 million for the three months ended March 31, 2010 compared to $7.9 million for the comparable period in 2009.  This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

•
Deposits increased $60.0 million to $505.5 million at March 31, 2010 compared to $445.5 million at March 31, 2009. Total borrowings outstanding decreased 46.6% to $23.5 million at March 31, 2010 from $44.0 million at March 31, 2009.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to report a record level of total assets and total deposits.”  Kallet continued, “As a diversified banking and financial services company, Oneida Financial Corp. continues to manage risk through a diversified business model.  Our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., reported a record level of revenue in the first quarter of 2010.”   Kallet concluded, “As Oneida Financial Corp. has grown, we have actively managed our capital position while consistently returning a portion of our earnings to our stockholders in the form of cash dividends.”

Net Interest Income and Margin

First quarter 2010 compared with first quarter 2009

Net interest income was $4.3 million for the first quarter of 2010, a $222,000 increase from the first quarter of 2009. The net interest margin was 3.39% for the first quarter of 2010, compared to 3.56% for the first quarter of 2009. The yield on interest-earning assets has decreased 84 basis points to 4.62% partially offset by an increase in average interest-earning assets of $49.0 million. For the same period, the cost of interest-bearing deposits decreased 62 basis points to 1.13% while average interest-bearing deposits increased $64.4 million.  The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $20.2 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 74 basis points to 1.35% for the first quarter of 2010 as compared to the first quarter of 2009.

First quarter 2010 compared with linked quarter ended December 31, 2009

Net interest income for the quarter ended March 31, 2010, decreased $354,000 from the quarter ended December 31, 2009. The decrease in net interest income reflects lower net interest income as a percent of our average interest earning assets and is expressed as a decrease in our net interest margin of 40 basis points from 3.79% for the quarter ended December 31, 2009 and two fewer calendar days in the current quarter. The yield on interest-earning assets decreased 55 basis points from 5.17% from the quarter ended December 31, 2009 while the cost of interest-bearing liabilities decreased 13 basis points from 1.48% during the fourth quarter of 2009.

Provision for loan losses

First quarter 2010 compared with first quarter 2009

During the first quarter of 2010, the Company made a $400,000 provision for loan losses as compared with no provision during the first quarter of 2009.  During the first quarter of 2010, the Company increased a specific reserve to $1.1 million for an impaired unsecured commercial loan with a principal balance of $2.2 million.  As of March 31, 2010, the borrower of the impaired loan has made all payments as agreed.  Net charge-offs during the current quarter were less than $1,000.  The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions.  The Company continues to report an overall low level of net loan charge-offs and non-performing loans as compared to its peers. The ratio of the loan loss allowance to loans receivable was 1.13% at March 31, 2010 compared to 0.86% at March 31, 2009.

First quarter 2010 compared with linked quarter ended December 31, 2009

The provision for loan losses increased by $200,000 during the first quarter of 2010 as compared with the linked prior quarter.  The increase in the current quarter was due to the increase in the specific reserve for an impaired unsecured commercial loan.   The ratio of the loan loss allowance to loans receivable was 1.13% at March 31, 2010 compared to 0.98% at December 31, 2009.

Noninterest Income

First quarter 2010 compared with first quarter 2009

Noninterest income totaled $5.8 million for the first quarter of 2010, an increase of $272,000 from $5.6 million in the first quarter of 2009. The increase was primarily due to an increase of $513,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries.  Partially offsetting the increase was a decrease in loan sale and servicing income, which totaled $141,000 in the first quarter of 2010 as compared with $310,000 in the first quarter of 2009. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations decreased in the current quarter as compared with the 2009 period.  Service charges on deposit accounts decreased $26,000 in the first quarter of 2010 as compared with the first quarter of 2009 due in part to the higher account balances currently on deposit.

First quarter 2010 compared with linked quarter ended December 31, 2009

Noninterest income increased $295,000 from $5.5 million on a linked-quarter basis, reflecting an increase in commissions and fees on the sales of non-bank products partially offset by a decrease in service charges on deposit accounts in the first quarter of 2010.

Net Investment Gains/(Losses)

First quarter 2010 compared with first quarter 2009

Net investment losses of $681,000 were recorded in the first quarter of 2010 compared with net investment gains of $238,000 in the first quarter of 2009.  During the first quarter of 2010 eight trust preferred securities were determined to be other-than-temporarily-impaired.  The Company recorded a non-cash charge of $938,000 representing the credit impairment of these securities.  The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. In addition, the Company recorded a non-cash charge of $52,000 representing the other-than-temporary impairment of a privately-issued collateralized mortgage obligation.  Partially offsetting the non-cash impairment charges were investment gains resulting from the Company’s decision to realize a portion of the appreciation in its mortgage-backed and investment securities portfolio, monetizing other comprehensive income and reducing prepayment risk during the first quarter of 2010.  These factors resulted in net gains realized of $309,000.

First quarter 2010 compared with linked quarter ended December 31, 2009

During the linked quarter ended December 31, 2009, the Company realized net investment losses of $633,000 as the Company recorded a non-cash charge of $892,000 representing the credit impairment on five trust preferred securities owned by the Company offset in part by investment gains of $259,000 realized in its mortgage-backed and investment securities portfolio.

Change in the Fair Value of Investments

First quarter 2010 compared with first quarter 2009

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement.   For the three months ended March 31, 2010, the market value of the Company’s trading securities increased $139,000 as compared with a decrease of $429,000 in the first quarter of 2009.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results
(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	First Quarter	First Quarter
	2010	2009
Net interest income	$4,281	$4,059
Provision for loan losses	400	-
Investment gains/ (losses)	(681)	238
Change in fair value of investments	139	(429)
Non-interest income	5,828	5,556
Non-interest expense	8,344	7,898
Income tax provision	196	412
Net income	$627	$1,114
Net income per diluted share	$0.08	$0.14

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	First Quarter	First Quarter
	2010	2009
Net interest income	$4,281	$4,059
Provision for loan losses	400	-
Investment gains	309	238
Non-interest income	5,828	5,556
Non-interest expense	8,344	7,898
Income tax provision	398	528
Net income	$1,276	$1,427
Net income per diluted share	$0.16	$0.18

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.
First quarter 2010 compared with linked quarter ended December 31, 2009

During the linked quarter ended December 31, 2009, the Company recorded non-cash income of $417,000 reflecting the increase in market value of the Company’s trading securities at the end of the fourth quarter of 2009.

Noninterest Expense

First quarter 2010 compared with first quarter 2009

Noninterest expense was $8.3 million for the three months ended March 31, 2010 as compared with $7.9 million during the first quarter of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation, employee benefit and other operating expenses.

First quarter 2010 compared with linked quarter ended December 31, 2009

Noninterest expense decreased $3,000 in the first quarter of 2010 as compared with the linked prior quarter. Compensation and employee benefit expense decreased by $100,000 due to two less calendar days in the current quarter offset by the increase in sales of insurance and other non-banking products through our subsidiaries as compared with quarter ended December 31, 2009.

Income Taxes

The Company’s effective tax rate was 23.8% for the first quarter of 2010 as compared with an effective tax rate of 27.0% for the first quarter of 2009. For the linked quarter ended December 31, 2009, the Company’s effective tax rate was 12.2%. The lower effective tax rate (for the quarter ended December 31, 2009) was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year.  For the year ended December 31, 2009 the Company’s effective tax rate was 22.7%.

Key Balance Sheet Changes at March 31, 2010

•
Deposit accounts were at the record level of $505.5 million at March 31, 2010, an increase of $16.1 million from December 31, 2009 and $60.0 million from March 31, 2009.  The increase reflects an increase of $17.9 million in retail deposits combined with an increase of $42.1 million in municipal deposits over the past twelve months.

•
Net loans receivable totaled $293.0 million at March 31, 2010 compared to $295.8 million at December 31, 2009 and $295.9 million at March 31, 2009.  The decrease in net loan balances reflects the Company’s continued loan sales activity. The Company has sold $42.4 million in fixed rate residential loans during the trailing twelve months ended March 31, 2010. While we experienced lower loan demand during the current quarter compared to a year ago, the Company has continued to maintain balanced loan production; residential mortgage loan originations were $6.6 million, consumer loan originations were $6.4 million and commercial loan originations were $5.5 million during the first quarter of 2010.

•
Investment and mortgage-backed securities totaled $170.8 million at March 31, 2010, an increase of $8.6 million from December 31, 2009, and an increase of $34.0 million from March 31, 2009.  The increase in investment and mortgage-backed securities is primarily the result of the increase in collateral for municipal deposit accounts and a decrease in loans receivable.

•
The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows.  Borrowings outstanding were $23.5 million at March 31, 2010, a decrease of $7.5 million from December 31, 2009 and a decrease of $20.5 million from March 31, 2009.

•
Total equity at March 31, 2010 was $59.7 million, an increase of $583,000 from December 31, 2009 and an increase of $6.7 million from March 31, 2009.  The Company paid a semiannual cash dividend on February 9, 2010 totaling $844,000. Our mutual holding company parent waived its receipt of this cash dividend.  The increase in total equity is primarily a result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the payment of $1.7 million in cash dividends during the trailing twelve month period.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended March 31, 2010 and all quarterly data is unaudited.  Selected financial ratios have been annualized where appropriate.  Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2010	2009	2009	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total Assets	$596,265	$590,506	$574,126	$557,513	$549,246
Cash and cash equivalents	42,282	39,537	26,914	21,143	27,327
Loans receivable, net	293,024	295,839	295,384	292,814	295,860
Mortgage-backed securities	65,401	65,737	75,605	76,257	78,821
Investment securities	105,403	96,487	88,608	76,716	57,972
Trading securities	7,757	7,627	7,220	6,491	5,503
Goodwill and other intangibles	24,822	24,813	24,929	25,045	25,076
Interest bearing deposits	444,627	426,368	417,401	398,339	386,889
Non-interest bearing deposits	60,889	62,997	61,574	62,186	58,650
Borrowings	23,500	31,000	31,000	32,000	44,000
Total Stockholders’ Equity	59,699	59,116	57,133	55,620	52,971

Book value per share
(end of period)	$7.63	$7.57	$7.01	$6.82	$6.81
Tangible book value per share
(end of period)	$4.46	$4.39	$3.81	$3.60	$3.60

	Quarter Ended
Selected Operating Data:	Mar 31,	Mar 31,
(in thousands except per share data)	2010	2009
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,318	$4,481
Interest and dividends
on investments	1,512	1,737
Interest on fed funds	7	14
Total interest income	5,837	6,232
Interest expense:
Interest on deposits	1,227	1,617
Interest on borrowings	329	556
Total interest expense	1,556	2,173
Net interest income:	4,281	4,059
Provision for loan losses	400	-
Net interest income after
provision for loan losses	3,881	4,059
Net investment (losses)/gains	(681)	238
Change in fair value of investments	139	(429)
Non-interest income:
Service charges on deposit accts	622	648
Commissions and fees on sales
of non-banking products	4,662	4,149
Other revenue from operations	544	759
Total non-interest income	5,828	5,556
Non-interest expense:
Salaries and employee benefits	5,237	4,987
Equipment and net occupancy	1,274	1,229
Intangible amortization	108	123
Other costs of operations	1,725	1,559
Total non-interest expense	8,344	7,898
Income before income taxes	823	1,526
Income tax provision	196	412
Net income	$627	$1,114
Net income per common
share ( EPS – Basic )	$0.08	$0.14
Net income per common
share ( EPS – Diluted)	$0.08	$0.14
Cash Dividends Paid	$0.24	$0.24

	First	Fourth	Third	Second	First
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2010	2009	2009	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,318	$4,452	$4,418	$4,411	$4,481
Interest and dividends
on investments	1,512	1,854	1,809	1,803	1,737
Interest on fed funds	7	5	7	11	14
Total interest income	5,837	6,311	6,234	6,225	6,232
Interest expense:
Interest on deposits	1,227	1,310	1,425	1,526	1,617
Interest on borrowings	329	366	367	408	556
Total interest expense	1,556	1,676	1,792	1,934	2,173
Net interest income:	4,281	4,635	4,442	4,291	4,059
Provision for loan losses	400	200	400	160	-
Net interest income after
provision for loan losses	3,881	4,435	4,042	4,131	4,059
Net investment (losses) gains	(681)	(633)	(658)	(454)	238
Change in fair value of investments	139	417	739	998	(429)
Non-interest income:
Service charges on deposit accts	622	709	645	614	648
Commissions and fees on sales
of non-banking products	4,662	4,243	3,539	3,906	4,149
Other revenue from operations	544	581	610	481	759
Total non-interest income	5,828	5,533	4,794	5,001	5,556
Non-interest expense:
Salaries and employee benefits	5,237	5,337	5,107	4,994	4,987
Equipment and net occupancy	1,274	1,197	1,145	1,178	1,229
Intangible amortization	108	116	116	116	123
Other costs of operations	1,725	1,697	1,623	1,921	1,559
Total non-interest expense	8,344	8,347	7,991	8,209	7,898
Income before income taxes	823	1,405	926	1,467	1,526
Income tax provision	196	171	230	398	412
Net income	$627	$1,234	$696	$1,069	$1,114
Net income per common
share ( EPS – Basic )	$0.08	$0.16	$0.09	$0.14	$0.14
Net income per common
share ( EPS – Diluted)	$0.08	$0.16	$0.09	$0.14	$0.14
Cash Dividends Paid(1)	$0.24	$0.00	$0.24	$0.00	$0.24

________________________
(1) Dividends to our mutual holding company parent have been waived.

	At	At	At	At	At
Selected Financial Ratios (1)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
and Other Data	2010	2009	2009	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on Average Assets	0.42%	0.86%	0.49%	0.77%	0.82%
Return on Average Equity	4.21%	8.54%	5.00%	8.03%	8.07%
Return on Average Tangible Equity	7.22%	14.95%	9.07%	15.15%	14.76%
Interest rate spread (2)	3.26%	3.69%	3.60%	3.52%	3.37%
Net Interest Margin (3)	3.39%	3.79%	3.73%	3.66%	3.56%
Efficiency ratio (4)	86.09%	82.71%	84.52%	80.43%	82.50%
Non-interest income to average assets	3.55%	3.69%	3.46%	3.98%	3.93%
Non-interest expense to average assets	5.60%	5.79%	5.66%	5.90%	5.79%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	108.51%	108.78%	109.32%	108.55%	108.26%
Average equity to average total assets	9.99%	10.02%	9.87%	9.57%	10.12%
Equity to total assets (end of period)	10.01%	10.01%	9.95%	9.98%	9.64%
Tangible equity to tangible assets	6.10%	6.06%	5.86%	5.74%	5.33%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.90%	0.41%	0.40%	0.19%	0.10%
Nonperforming loans to
total loans	0.11%	0.18%	0.09%	0.20%	0.19%
Net charge-offs to average loans	0.00%	0.06%	0.06%	0.03%	0.02%
Allowance for loan losses to
loans receivable, net	1.13%	0.98%	0.97%	0.90%	0.86%
Allowance for loan losses to
nonperforming loans	1,041.01%	526.50%	1.110.04%	420.51%	433.40%

Bank Regulatory Capital Ratios:
Total Capital
to Risk Weighted Assets	11.04%	10.73%	10.30%	10.16%	10.35%
Tier 1 Capital
to Risk Weighted Assets	10.21%	10.00%	9.58%	9.49%	9.66%
Tier 1 Capital
to Average Assets	7.08%	7.19%	7.03%	6.95%	6.86%

_________________________
(1) Ratios are annualized where appropriate
(2) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) The net interest margin represents net interest income as a percentage of average interest-earning assets for the period.
(4) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income, excluding net impairment losses, net investment gains (losses) and changes in fair value of trading securities.
(5) Non-performing assets include non-performing loans and non-accrual trust preferred securities.